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                                                                    EXHIBIT 23.1



              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT


The following consent is in the format that will be signed when the transactions referred to in Note 12 of the Notes to Consolidated Financial Statements have been consummated.


                                    KPMG LLP


The Board of Directors
Skechers U.S.A., Inc.


The audits referred to in our report dated March 12, 1999, except for Note 12 which is as of May , 1999, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, included in the registration statement on Form S-1 of Skechers U.S.A., Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



Los Angeles, California
May 10, 1999